UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

XOMA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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XOMA CORPORATION

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of XOMA Corporation on May 18, 2022, which will be held virtually via live webcast at www.virtualshareholdermeeting.com/XOMA2022 at 9:00 a.m. Pacific Time. The meeting will be held online only.

Details of the business to be conducted at the annual meeting are provided in the Notice of Annual Meeting of Stockholders and proxy statement. Also, for your information, we are making available a copy of our Annual Report on Form 10-K to stockholders for the fiscal year ended on December 31, 2021. We are providing our stockholders access to all of these materials via the internet, reducing the amount of paper necessary to produce these materials, as well as costs associated with mailing all of these materials to all stockholders. Accordingly, on or about April 7, 2022, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to all stockholders of record as of March 21, 2022, and will have posted our proxy materials on the website referenced in the Notice (www.virtualshareholdermeeting.com/XOMA2022). As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials.

We hope that you will attend the online annual meeting. In any event, please promptly vote your proxy by accessing the internet, via the toll-free telephone number in the Notice or, if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

Sincerely yours,

James Neal Chief Executive Officer

XOMA CORPORATION

2200 Powell Street, Suite 310

Emeryville, California 94608

(510) 204-7200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 9:00 A.M. PACIFIC TIME ON MAY 18, 2022

To the Stockholders of XOMA Corporation:

The annual meeting of stockholders of XOMA Corporation (the “Company”) will be held virtually via live webcast at www.virtualshareholdermeeting.com/XOMA2022 on May 18, 2022, at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect our nominees for director;

2.

To approve an amendment to the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 275,000 shares;

3.	To ratify the appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.	To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on March 21, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, this meeting and at any adjournment or postponement thereof. On March 21, 2022, the Company had 11,395,902 shares of common stock issued and outstanding. The proxy materials prepared in connection with the annual meeting are being made available at www.virtualshareholdermeeting.com/XOMA2022.

By Order of the Board of Directors,

Thomas Burns
Senior Vice President, Finance and Chief Financial Officer

This proxy statement and the related proxy card are being sent or made available on or about April 7, 2022.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

XOMA CORPORATION

PROXY STATEMENT

TO THE STOCKHOLDERS:

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of XOMA Corporation, a Delaware corporation (“XOMA” or the “Company”), for use at the annual meeting of stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/XOMA2022 at 9:00 a.m. Pacific Time on May 18, 2022, or any adjournment or postponement thereof, at which stockholders of record holding shares of common stock on March 21, 2022 will be entitled to vote. On March 21, 2022, the Company had issued and outstanding 11,395,902 shares of common stock, par value $0.0075 per share (“Common Stock”). Holders of Common Stock are entitled to one vote for each share held.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials, including our Annual Report on Form 10-K, to each stockholder of record, we have decided to provide access to these materials via the internet to all of our stockholders. This method reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 7, 2022, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to stockholders of record as of March 21, 2022, and will have posted our proxy materials on the website referenced in the Notice (www.virtualshareholdermeeting.com/XOMA2022). As more fully described in the Notice, all stockholders may choose to access our proxy materials on that website, and any stockholder may request a printed set of such materials.

How do I attend the annual meeting?

The meeting will be held virtually on May 18, 2022 at 9:00 a.m. Pacific Time via live webcast at www.virtualshareholdermeeting.com/XOMA2022. To attend the meeting, you will need the 16-digit control number included in the Notice, on your proxy card or on the instructions that accompanied your proxy materials. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow ample time for the check-in procedures. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote before and during the annual meeting is discussed below.

How do I ask questions at the annual meeting?

During the annual meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting.com/XOMA2022. We will respond to as many inquiries at the annual meeting as time allows.

What if I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any difficulties accessing the virtual annual meeting webcast during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting website log-in page.

What if I cannot virtually attend the annual meeting?

You may vote your shares electronically before the meeting by internet, by proxy or by telephone as described below. You do not need to access the annual meeting webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the annual meeting.

How do I vote my shares?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by internet before or during the annual meeting or by telephone or by proxy prior to the annual meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

To vote using the proxy card, simply complete, sign, date and return the proxy card pursuant to the instructions on the card. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct us to.

To vote over the telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 17, 2022 to be counted.

To vote through the internet before the meeting, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on May 17, 2022 to be counted.

To vote through the internet during the meeting, please visit www.virtualshareholdermeeting.com/XOMA2022 and have available the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote through the internet during the annual meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or other agent to request a proxy form.

Your shares can be voted at the annual meeting only if you are online during the webcast or represented by proxy. All registered stockholders can appoint a proxy via the internet, by telephone or by paper proxy, by following the instructions included with their proxy card. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares of Common Stock. Submitting the proxy via the internet, by phone or by signing and returning the proxy card does not affect your right to vote online at the annual meeting.

What if I return a proxy card or otherwise vote but do not make specific choices?

All shares represented by a valid proxy to the annual meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instruction and do not hold your shares beneficially thorough a broker, bank or other nominee, your shares will be voted:

•	FOR each of the nominees for the Board;

•

FOR the approval of an amendment to the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 275,000 shares; and

•	FOR the appointment of Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Can I revoke my proxy?

In the case of registered stockholders, a proxy may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to the Secretary of the Company at the Company’s principal office, 2200 Powell Street, Suite 310, Emeryville, California 94608, (b) logging in and voting at the online annual meeting, (c) properly executing a later-dated proxy and delivering it to the Company before the annual meeting, or (d) retransmitting a subsequent proxy via the internet or by phone before the annual meeting. Logging in without voting at the annual meeting will not automatically revoke a proxy. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm for revoking their previously-appointed proxies.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2 and 3, and will have the same effect as “Against” votes. Broker non-votes on Proposals 1 and 2 will have no effect and will not be counted towards the vote total for any of those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 2 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

•

Proposal 1 – For the election of directors, the eight nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

•

Proposal 2 – To approve an amendment to the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 275,000 shares, the proposal must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

Proposal 3 – To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022, the proposal must receive “For” votes from the holders of a majority of shares present virtually or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. The presence, virtually or by proxy, of at least a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. On the record date, there were 11,395,902 shares outstanding and entitled to vote. Thus, the holders of 5,697,952 shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes are included in the number of shares of Common Stock present and entitled to vote for purposes of establishing a quorum. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

Who is paying for this proxy solicitation?

The Company will bear the entire cost of solicitation of stockholder votes, including preparation, assembly, printing, and delivery of this proxy statement, the proxy card, and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners. The solicitation of proxies may be supplemented by telephone, electronic or personal solicitation by directors, officers, or employees of the Company for no additional compensation. Stockholders appointing a proxy through the internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers, which will be borne by the stockholders.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s directors are elected annually to serve until the next annual meeting of stockholders and until their successors are elected, or, if sooner, until their death, resignation or removal.

The nominees for the Board are set forth below. Each person nominated for election has been previously elected by our stockholders, except for Heather L. Franklin, who was appointed to our Board in 2021 upon recommendation by our Nominating & Governance Committee. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any of the nominees listed below will be unable to serve. Unless otherwise instructed, the proxy holders will vote all proxies received by them on the accompanying form for the nominees for directors listed below. In the event any nominee should become unavailable for election due to an unexpected occurrence, the proxies will be voted for any such substitute nominee as may be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The eight candidates receiving the highest number of affirmative votes of the shares of Common Stock entitled to vote at the annual meeting will be elected as directors of the Company.

Nominees to the Board

Name	Title	Age
James Neal	Chief Executive Officer and Board Chair	66
W. Denman Van Ness	Lead Independent Director	79
Heather L. Franklin	Director	56
Natasha Hernday	Director	50
Barbara Kosacz	Director	64
Joseph M. Limber	Director	69
Matthew Perry	Director	49
Jack L. Wyszomierski	Director	66

James Neal has been our Board Chair since December 2021, and Chief Executive Officer and director since December 2016 after serving as our Senior Vice President and Chief Operating Officer. He joined the Company in 2009 as its Vice President, Business Development. Mr. Neal brings more than 25 years’ experience forming and maximizing business and technology collaborations globally and in bringing novel products and technologies to market. Prior to joining XOMA, Mr. Neal was Acting Chief Executive Officer of Entelos, Inc. a leading biosimulation company. Previously, in 2007, Entelos acquired Iconix Biosciences, a privately held company where Mr. Neal served as Chief Executive Officer and established multi-year collaborations with Bristol-Myers Squibb, Abbott Labs, Eli Lilly and the U.S. Food and Drug Administration. While Executive Vice President of Incyte Genomics from 1999 to 2002, he led the global commercial activities with pharmaceutical company collaborators and partners including Pfizer, Aventis and Schering-Plough, as well as sales, marketing and business development activities for the company. Earlier, he was associated with Monsanto Company in positions of increasing responsibility. Mr. Neal also serves on the board of directors of Palisade Bio, Inc., a clinical-stage biopharmaceutical company. Mr. Neal earned his B.S. in Biology and his M.S. in Genetics and Plant Breeding from the University of Manitoba, Canada, and holds an Executive MBA degree from Washington University in St. Louis, Missouri. Mr. Neal has significant experience with biopharmaceutical companies and brings the unique perspective of the Chief Executive Officer of the Company to the Board.

W. Denman Van Ness has been a director since October 1981 and was appointed Lead Independent Director in January of 2008. He served as Board Chair from August 2011 until December 2021. He is Chairman of Hidden Hill Advisors, a venture capital consulting firm. From April 1996 through October 1999, he was a Managing Director of CIBC Capital Partners, an international merchant banking organization. From 1986 to 1996, Mr. Van Ness was a General Partner of Olympic Venture Partners II and Rainier Venture Partners, venture capital funds, and from 1977 until 1985, he was a General Partner of the venture capital group at Hambrecht & Quist, the manager of several venture capital funds. Mr. Van Ness earned his B.A. in American History and Literature from Williams College and holds an MBA degree from Harvard University. Mr. Van Ness brings to the Board an extensive understanding of corporate development and a background in assessing a wide range of corporate funding sources and partnering opportunities. His leadership skills, including past service on the boards of other companies, contribute to his role as Lead Independent Director.

Heather L. Franklin has been a director since August 2021. Ms. Franklin has over 20 years of broad biotechnology expertise. She founded Blaze Bioscience, Inc. in 2011 and has led the company from its infancy to become a clinical-stage company. Prior to establishing Blaze and serving as its President and CEO, Ms. Franklin spent 10 years at ZymoGenetics in positions of increasing responsibility, ultimately serving as senior vice president, business development, where she was a member of the executive management team and was responsible for business development, alliance management, strategic planning, portfolio management, and pipeline marketing. Earlier in her career, she held roles in program management at Amgen and Targeted Genetics. Ms. Franklin received her MBA from The Wharton School of the University of Pennsylvania, her M.S. from the University of Washington, and her B.S. from University of North Carolina at Chapel Hill. Ms. Franklin brings to the Board extensive executive management experience in the biotechnology industry.

Natasha Hernday has been a director since July 2020. Ms. Hernday is the Executive Vice President of Corporate Development and a member of the Executive Committee for the publicly traded biotechnology company Seagen, Inc. She has worked for Seagen since 2011. From 1994 through 2010, after starting her career in molecular and mammalian cell biology, Ms. Hernday served in various roles of increasing responsibility at Amgen Inc., including as Director, Mergers & Acquisitions and as Director, Out-Partnering. She serves on the Board of Directors for Alpine Immune Sciences, Inc. and on the Knight Campus External Advisory Board for the University of Oregon. Ms. Hernday previously served on the Board of Directors of PDL BioPharma, Inc. Ms. Hernday received her BA in microbiology from the University of California at Santa Barbara and MBA from Pepperdine University. Ms. Hernday brings to the Board extensive experience in advising biotechnology companies on matters of corporate strategy and partnership.

Barbara Kosacz has been a director since January 2019. Ms. Kosacz has been Chief Operating Officer and General Counsel at Kronos Bio, Inc since July 2020. Ms. Kosacz was previously a partner at Cooley LLP since 2002 and has more than 25 years of experience in counseling clients in the life sciences arena, ranging from early stage startups to larger public companies, venture funds, investment banks, and non-profit institutions. She serves on the board of directors of Phoenix Biotech Acquisition Corp., a blank-check company formed for the purpose of acquiring or merging with one or more businesses, the board of directors of Athira Pharma, Inc., has served as a member of the BIO Emerging Companies’ Section Governing Board, is a member of the Board of Trustees of the Keck Graduate Institute, an advisory board member of Locust Walk Partners, and has been a speaker at multiple life sciences-related conferences, as well as guest lecturer at the University of California, Berkeley (Boalt Hall), Stanford University, the University of Pennsylvania, and Columbia University on biotechnology law, biotech business models, corporate partnering negotiations and deal structures, and bioethics. Recognized by Best Lawyers in America since 2008, Ms. Kosacz and was listed as a “leading lawyer” for healthcare and life sciences in the 2018 Legal 500, as a “Band 1” attorney in the 2018 edition of Chambers USA: America’s Leading Lawyers for Business and recognized as a “highly recommended transactions” lawyer by IAM Patent 1000 for her “nearly three decades advising diverse companies in the industry at a deeply strategic and commercial level and overseeing their most complex and profitable deals.” She received her Juris Doctor degree from the University of California, Berkeley School of Law, and her bachelor’s degree from Stanford University. Ms. Kosacz brings extensive experience in advising biotechnology companies to the Board.

Joseph M. Limber has been a director since December 2012. Mr. Limber currently serves as President and Chief Executive Officer and a member of the Board of Directors of Secura Bio, Inc., a position he has held since February 2019. Prior to that, Mr. Limber served as President and Chief Executive Officer of Genoptix, Inc. from March 2017 through December 2018. Mr. Limber served as Executive Chairman of ImaginAb from January

2016 through November 2017. Mr. Limber served as President and Chief Executive Officer of Gradalis, Inc. from July 2013 through April 2015. Mr. Limber served as President and Chief Executive Officer of Prometheus Laboratories Inc., a subsidiary of Nestlé Health Science, from December 2003 through April 2013 and as a member of its Board of Directors from January 2004 through April 2013. From January 2003 to July 2003, Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the biopharmaceutical industry. From April 1998 to December 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. (now Monogram Biosciences, Inc.), a developer of assay technologies and lab-on-a-chip systems for life science research. From 1996 to 1998, he was the President and Chief Operating Officer of Praecis Pharmaceuticals, Inc. (acquired by GlaxoSmithKline plc), a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to Praecis, Mr. Limber served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. (acquired by Alza Corporation and now part of the Johnson & Johnson family of companies). He also held management positions in marketing and sales with Syntex Corporation (now F. Hoffmann-La Roche Ltd.) and with Ciba-Geigy Corporation (now Novartis AG). Mr. Limber holds a B.A. from Duquesne University. Mr. Limber brings to the Board his experience in successfully developing markets for specialty pharmaceutical products and managing the critical transition from research organization to commercial entity.

Matthew Perry has been a director since February 2017. Mr. Perry is the President of Biotechnology Value Fund Partners L.P. (“BVF”) and portfolio manager for the underlying funds managed by the firm. BVF Partners is a private investment partnership that has focused on small-cap, value-oriented investment opportunities for more than 20 years. Mr. Perry joined BVF Partners in December 1996 and has been a successful lead investor in dozens of transactions. He has positively influenced corporate direction for numerous biotechnology companies during the course of his career. In January 2016, Mr. Perry was named to CTI BioPharma Corp.’s Board of Directors and is a member of its Compensation Committee. Mr. Perry is also a co-founder and director of Nordic Biotech Advisors ApS, a venture capital firm based in Copenhagen, Denmark. He holds a B.S. degree from the Biology Department at the College of William and Mary. Mr. Perry brings extensive management consulting experience and experience investing in biotechnology companies to the Board.

Jack L. Wyszomierski has been a director since August 2010. From 2004 until his retirement in 2009, Mr. Wyszomierski was Executive Vice President and Chief Financial Officer of VWR International, LLC, a global laboratory supply, equipment and distribution business that serves the world’s pharmaceutical and biotechnology companies, as well as industrial and governmental organizations. At Schering-Plough, a global health care company which had worldwide sales of over $8 billion in 2004, Mr. Wyszomierski held positions of increasing responsibility from 1982 to 2004 culminating in his appointment as Executive Vice President and Chief Financial Officer. Mr. Wyszomierski also serves on the Board of Directors of Athersys, Inc., Exelixis, Inc. and SiteOne Landscape Supply, Inc., and served on the Board of Directors of Unigene Laboratories, Inc. from 2012 to 2013. He holds an M.S. in Industrial Administration and a B.S. in Administration, Management Science and Economics from Carnegie Mellon University. Mr. Wyszomierski brings his considerable financial expertise to the Board, the Audit Committee, and the Compensation Committee.

Recommendation

The Board recommends voting “FOR” the election of all nominees to the Board. In tabulating the voting results for the election of directors, only “FOR” and “WITHHOLD” votes and broker non-votes are counted. “WITHHOLD” votes and broker non-votes will not have any effect on the outcome of the election.

Board Matters

Board Diversity

Due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. Below is an overview of our director nominee diversity.

Board Diversity Matrix (As of April 7, 2022)

Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	3	5	—	—

Part II: Demographic Background

African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	1	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	5	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	1

Did Not Disclose Demographic Background	—

Board Leadership Structure and Risk Oversight

The Board is currently chaired by the Chief Executive Officer of the Company, James Neal. The Board has also appointed W. Denman Van Ness as Lead Independent Director.

The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

The Board appointed Mr. Van Ness as the Lead Independent Director to help reinforce the independence of the Board as a whole. The position of Lead Independent Director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair: the Lead Independent Director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Board Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Board Chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the Lead Independent Director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the Lead Independent Director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the Lead Independent Director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

The Board is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the Audit Committee charter, the Audit Committee meets periodically with management in order to review the Company’s major financial exposures and the steps management has taken to monitor and control such exposures. In fulfilling this role, the Audit Committee conducts periodic risk assessments and reports its findings to the full Board. The Audit Committee also oversees related-party transactions.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of Ms. Franklin, Ms. Hernday, Ms. Kosacz, Mr. Limber, Mr. Perry, Mr. Van Ness, and Mr. Wyszomierski qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules. Our non-employee directors have been meeting, and we anticipate that they will continue to meet, in regularly scheduled executive sessions at which only non-employee directors are present.

All of the members of the Compensation Committee are “independent,” as required by Nasdaq Rules 5605(a)(2) and 5605(d)(2). In determining independence within the meaning of Nasdaq Rules pertaining to membership of the Compensation Committee, our Board determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the Compensation Committee has a relationship that would impair that member’s ability to make independent judgments about our executive compensation.

Board Meetings

During the fiscal year ended December 31, 2021, the Board held ten meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member, respectively. Directors are encouraged to attend the Company’s annual meeting of stockholders where practicable. All directors serving at the time of the 2021 annual meeting attended last year’s annual meeting of stockholders.

The Board has standing audit, compensation and nominating & governance committees.

Compensation Committee

The Compensation Committee is responsible for recommending and reviewing the compensation, including options and perquisites, of the Company’s officers and other employees generally, but only reviews and individually approves the compensation for our executive officers, including the named executive officers (other than our Chief Executive Officer). With respect to the compensation of our Chief Executive Officer, final decisions are made by the independent members of our Board, upon the recommendations of the Compensation Committee.

In making its executive compensation determinations, the Compensation Committee receives input from its compensation consultant, Compensia, Inc., a national compensation consulting firm that specializes in executive compensation matters (“Compensia”) as well as recommendations from our Chief Executive Officer, although no member of management is present for, or participates in, decisions regarding his or her own compensation.

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our Chief Executive Officer. The management team assists the Compensation Committee by providing information on Company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our Chief Executive Officer’s recommendations and proposals with respect to adjustments to base salaries, cash incentive compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our executive officers (other than our Chief Executive Officer). Our Chief Executive Officer recuses himself from all discussions and recommendations regarding his own compensation.

Under its charter, the Compensation Committee has the authority to engage the services of outside advisors, experts, and others to assist it in the discharge of its responsibilities. In accordance with this authority, the Compensation Committee has retained the services of Compensia to assist it in evaluating our executive compensation program, gathering and analyzing data on the competitive market for executive talent, and formulating and assessing potential changes to our executive compensation program. Compensia serves at the discretion of the Compensation Committee, which reviews Compensia’s engagement annually.

The Compensation Committee regularly reviews the objectivity and independence of the advice provided by Compensia on executive compensation matters. In 2021, the Compensation Committee considered the six specific independence factors adopted by the SEC and Nasdaq and determined that Compensia was independent and that its work did not raise any conflicts of interest.

During 2021, the Compensation Committee held four meetings and consisted of Mr. Wyszomierski (Chair), Mr. Perry, and Mr. Van Ness, and also included Ms. Franklin starting on October 20, 2021. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at https://investors.xoma.com/corporate-governance/governance-documents.

Nominating & Governance Committee

The Nominating & Governance Committee assists the Board by identifying individuals qualified to become Board members, recommends to the Board the director nominees for the next annual meeting of stockholders, recommends to the Board the director nominees for each committee and develops, recommends to the Board and oversees the governance principles applicable to the Company. The Nominating & Governance Committee held five meetings in 2021. During 2021, the Nominating & Governance Committee consisted of Ms. Kosacz (Chair), Ms. Hernday, Mr. Van Ness, and Mr. Wyszomierski. In February 2022, Mr. Wyszomierski stepped down from the Nominating & Governance Committee and Ms. Hernday was appointed as the Chair. Each member of the Nominating & Governance Committee is “independent” as defined in the listing standards of Nasdaq. The Board has adopted a written charter for the Nominating & Governance Committee, a copy of which is available on the Company’s website at https://investors.xoma.com/corporate-governance/governance-documents.

The Nominating & Governance Committee’s charter provides that the committee will, on behalf of the Board, review letters from stockholders regarding the Company’s annual meeting and governance process. Beyond this review, the committee has no formal policy regarding consideration of director candidates recommended by stockholders, in large part because the Company has never received from any of its stockholders a recommendation of a director nominee with reasonably adequate qualifications. The need for a more formal policy was considered and determined to be unnecessary by the committee. The committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to the Secretary of the Company at 2200 Powell Street, Suite 310, Emeryville, California 94608. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a stockholder and provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history and current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. Stockholders may also nominate candidates who are not first recommended to the Nominating & Governance Committee by following the procedures set forth in our By-laws. The Nominating & Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

To be considered by the Nominating & Governance Committee, a director nominee must have experience as a board member or senior officer of a company, have a strong financial background, be a leading participant in a field relevant to the Company’s business or have achieved national prominence in a relevant field as a faculty member, professional or government official. In addition to these minimum requirements, the committee seeks director candidates based on a number of qualifications, including their independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and complement the Board’s existing strengths. The Board believes that diversity with respect to all of these factors, including diversity of personal background, business and professional background, perspective, experience and other characteristics, such as gender, gender identity, ethnicity, sexual orientation and age, is an important consideration in appropriate Board composition.

The Board and the Nominating & Governance Committee continues the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, which may include current executive officers and directors and industry, academic and community leaders. The Board or the committee may retain search firms to identify and screen candidates, conduct reference checks, prepare biographies for review by the committee and the Board and assist in setting up interviews. The Nominating & Governance Committee, and one or more of the Company’s other directors, interview candidates, and the committee selects and recommends to the full Board nominees that best suit the Company’s needs.

Audit Committee

The Audit Committee is primarily responsible for approving the services performed by the Company’s independent registered public accounting firm and reviewing the Company’s accounting practices and systems of internal accounting controls. The Audit Committee held four meetings in 2021. The Audit Committee consisted of Mr. Limber (Chair), Ms. Hernday, Mr. Van Ness, and Mr. Wyszomierski. In February 2022, Ms. Hernday stepped down from the Audit Committee. Each member of the Audit Committee is “independent” as defined in the listing standards of Nasdaq. The Board has determined that each of Mr. Limber, Mr. Van Ness, and Mr. Wyszomierski is an “audit committee financial expert” as defined by the rules of the SEC. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at https://investors.xoma.com/corporate-governance/governance-documents.

Report of the Audit Committee

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•

met with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting and discussed these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel;

•	regularly met privately with the independent registered public accounting firm, who have unrestricted access to the Audit Committee;

•	recommended the appointment of the independent registered public accounting firm and reviewed periodically its performance and independence from management;

•	reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2021;

•

discussed with the independent auditors the matters required to be discussed by the auditing standards adopted by the Public Company Accounting Oversight Board, and other SEC rules, as currently in effect; and

•

received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Joseph M. Limber, Chair

W. Denman Van Ness

Jack L. Wyszomierski

This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Prohibitions on Derivative, Hedging, Monetization and Other Transactions

We maintain an insider trading compliance policy that applies to all directors and employees, including our executive officers, which prohibits certain transactions in our Common Stock, including short sales, puts, calls or other transactions involving derivative securities, hedging or monetization transactions, purchases of our Common Stock on margin or borrowing against an account in which our Common Stock is held, or pledging our Common Stock as collateral for a loan. Our management team oversees compliance with our insider trading compliance program and any material updates to the insider trading compliance program are subject to approval by our Board. Our Chief Financial Officer serves as our insider trading compliance officer.

Executive Officers

The name and age as of April 7, 2022, position and biographical summary of our executive officer who is not also a nominee for ongoing membership on our Board is included below.

Thomas Burns, 48 years old, has been our Senior Vice President, Finance and Chief Financial Officer since March 2017. He joined the Company in August 2006 and since then has held various senior finance and accounting roles, most recently as Vice President, Finance and Chief Financial Officer. Mr. Burns has over twenty years of experience in accounting and finance in both biotechnology and high-technology companies. Prior to his employment with the Company, he held multiple senior financial management positions at high-tech companies including Mattson Technology, IntruVert Networks (acquired by McAfee), Niku Corporation (acquired by Computer Associates) and Conner Technology. Mr. Burns received his Bachelor’s degree from Santa Clara University and his Masters of Business Administration from Golden Gate University.

PROPOSAL 2—APPROVAL OF AMENDMENT AND RESTATEMENT OF 2010 LONG TERM INCENTIVE AND STOCK AWARD PLAN

The Company’s 2010 Long Term Incentive and Stock Award Plan (the “Long Term Incentive Plan”) became effective on July 21, 2010, the date of approval by the Company’s stockholders. The stockholders approved prior amendments to the Long Term Incentive Plan in May 2014, May 2016 and May 2017, and an amendment and restatement of the Long Term Incentive Plan in May 2019.

In this Proposal 2, the Board is asking the stockholders to approve the amendment to the Long Term Incentive Plan (the “Amendment”) in order to:

•	Increase the number of shares of Common Stock authorized for issuance under the Long Term Incentive Plan by an additional 275,000 shares; and

•	Increase the number of shares of Common Stock issuable under the Long Term Incentive Plan as incentive stock options (“ISOs”) by an additional 275,000 shares;

The Board has already approved the Amendment to the Long Term Incentive Plan subject to approval of the Company’s stockholders. If this Proposal 2 is approved by the stockholders, the Amendment to the Long Term Incentive Plan will become effective upon the date of the Annual Meeting. In the event the stockholders do not approve this Proposal 2, the Amendment will not become effective and the Long Term Incentive Plan will continue in its current form.

Why we are Requesting Stockholder Approval of the Amendment to the Long Term Incentive Plan?

The Board believes that it is in the best interest of the stockholders and the Company to increase the aggregate number of shares authorized for issuance under the Long Term Incentive Plan. We compete with many biotechnology and royalty aggregator companies to attract and retain talented employees at all levels, and equity awards are a critical component of our compensation philosophy and our annual compensation structure. Having the ability to grant equity awards is essential for us to be able to attract, motivate and retain a talented workforce. If we exhaust our remaining share reserve, we will be unable to issue new equity awards to our new and existing employees, consultants, officers and directors, and this would seriously hamper our ability to provide a competitive pay package to current and prospective employees. Approval of the Amendment will allow us to continue to grant equity awards at levels the Board or Compensation Committee determines to be appropriate in order to attract new employees, consultants and directors, retain our existing employees, consultants and directors and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value.

In addition, the Board believes that the Company needs to maintain the flexibility to grant options under the Long Term Incentive Plan as ISOs.

Why You Should Vote to Approve the Amendment to the Long Term Incentive Plan?

While we recognize that equity awards may have a dilutive impact on existing stockholders, we believe that we have managed our existing equity reserves carefully, and that our current level of dilution and “burn rate” is reasonable, as demonstrated in the tables below.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 21, 2022 (Record Date)
Total number of shares of common stock subject to outstanding stock options	1,988,184
Weighted-average exercise price of outstanding stock options	$21.18
Weighted-average remaining term of outstanding stock options (years)	6.47 years
Total number of shares of common stock subject to outstanding full value awards	0
Total number of shares of common stock available for grant under the Long Term Incentive Plan	7,355
Total number of shares of common stock available for grant under other equity incentive plans	0
Total number of shares of common stock outstanding	11,395,902
Per-share closing price of common stock as reported on Nasdaq Capital Market	$29.52

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2021.

Fiscal Year 2021
Total number of shares of common stock subject to stock options granted	325,211
Total number of shares of common stock subject to full value awards granted	0
Total number of shares of common stock subject to stock options cancelled	164,635
Total number of shares of common stock subject to full value awards cancelled	0
Weighted-average common stock outstanding	11,287,531

Description of the Long Term Incentive Plan

The following summary of the Long Term Incentive Plan is qualified in its entirety by reference to the Long Term Incentive Plan, a copy of which, as proposed to be amended as set forth in this Proposal 2, is attached as Appendix A to this proxy statement.

General

The Long Term Incentive Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors and to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders. The Long Term Incentive Plan provides for the grant to eligible employees, consultants and directors of stock options, SARs, restricted shares, restricted stock units (RSUs), performance shares, performance units, dividend equivalents, and other stock-based awards (the “Awards”).

As of March 21, 2022, of the 3,029,062 shares of Common Stock currently authorized for issuance under the Long Term Incentive Plan:

•	685,906 shares have been issued on the exercise of option awards;

•	374,748 shares have been issued in connection with vesting of RSUs;

•	1,988,184 shares were subject to outstanding options; and

•	7,355 shares were available for issuance for future awards.

The expiration dates for all such outstanding options range from May 24, 2022 to March 15, 2032 (at the latest).

Following the Amendment of the Long Term Incentive Plan as proposed in this proxy statement, 275,000 additional shares will be available for issuance under the Long Term Incentive Plan. However, for each restricted share, RSU, performance share, performance unit, dividend equivalent or other stock-based award issued, the number of shares available under the Long Term Incentive Plan will be reduced by 1.08 shares. Forfeiture of Awards that were counted as greater than 1.0 shares under the provisions described above will result in the addition to shares available under the Long Term Incentive Plan of 1.08 shares per share forfeited. If any Awards granted under the Long Term Incentive Plan are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of shares to the participant, any shares counted against the number of shares reserved and available under the Long Term Incentive Plan with respect to such Award shall, to the extent of any such forfeiture, repurchase, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Long Term Incentive Plan. However, if any shares subject to an Award are not delivered to a participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the number of shares that are not delivered to the participant shall not remain available for issuance under the Long Term Incentive Plan. Also, any shares withheld or reacquired by the Company pursuant to the exercise of an option or SAR or as consideration for the exercise of an option or SAR, and any shares withheld or reacquired by the Company in satisfaction of the Company’s tax withholding obligation on an Award, shall not again become available for issuance under the Long Term Incentive Plan.

The shares of Common Stock issuable over the term of the Long Term Incentive Plan will be made available from authorized but unissued shares of Common Stock. Each option will have an exercise price per share of not less than 100% of the fair market value per share of Common Stock on the date of grant.

In addition, no more than 3,304,062 shares of Common Stock may be issued as ISOs under the Long Term Incentive Plan following the Amendment. As of March 21, 2021, the Company has issued options to purchase 77,103 shares of Common Stock under the Long Term Incentive Plan as ISOs. This limitation has no effect, however, on the number of shares available under the Long Term Incentive Plan. These Common Stock amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as described below. Shares of Common Stock issued pursuant to the Long Term Incentive Plan may consist, in whole or in part, of authorized but unissued shares of Common Stock or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions.

Eligibility and Administration

Officers and other employees of, and consultants to, the Company and its subsidiaries and affiliates and directors of the Company are eligible to receive Awards under the Long Term Incentive Plan. Approximately 19 officers, other employees and directors are currently eligible to participate in the Long Term Incentive Plan. Although the Company utilizes the services of a number of consultants who are or would be eligible to be granted Awards under the Long Term Incentive Plan from time to time, it has seldom granted options or shares under its equity-based plans to consultants.

The Long Term Incentive Plan provides that the maximum number of shares subject to stock awards that may be granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

The Long Term Incentive Plan is administered by the Compensation Committee or such other Board committee or committees (or the entire Board) as may be designated by the Board. Different committees

(including the entire Board) may administer the Long Term Incentive Plan with respect to different groups of eligible participants, but in this proxy statement we refer to all of them together as the “LTIP Administrator.” Unless otherwise determined by the Board, the LTIP Administrator consists of two or more members of the Board who are non-employee directors within the meaning of Rule 16b-3 of the Exchange Act. The LTIP Administrator determines which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the amounts, terms, and conditions thereof. The LTIP Administrator has authority to waive conditions relating to an Award or to accelerate vesting of Awards.

The LTIP Administrator may delegate to other members of the Board or to officers or managers of the Company or any subsidiary or affiliate the authority, subject to such terms as the LTIP Administrator shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the LTIP Administrator may determine to the extent permitted under Rule 16b-3 and applicable law.

Except for certain anti-dilution adjustments, unless the approval of stockholders of the Company is obtained, options and SARs issued under the Long Term Incentive Plan will not be amended to lower their exercise price or exchanged for other options or SARs with lower exercise prices, options and SARs with an exercise price in excess of the fair market value of the underlying shares of Common Stock will not be exchanged for cash or other property, and no other action will be taken with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the shares of Common Stock are listed.

Awards

ISOs intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the LTIP Administrator determines. The LTIP Administrator will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the options.

An SAR will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price of the SAR set by the LTIP Administrator as of the date of grant. However, the exercise price of the SARs will not be less than the fair market value of the shares of Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the SARs. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the LTIP Administrator.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the LTIP Administrator may impose. Such restrictions will lapse under circumstances that the LTIP Administrator shall determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the LTIP Administrator, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during the applicable restriction period.

An RSU will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. RSUs will also be subject to such restrictions as the LTIP Administrator may impose. Such restrictions will lapse under circumstances that the LTIP Administrator shall determine, including based upon a specified period of continued employment or upon the achievement of performance criteria referred to below. Except as otherwise determined by the LTIP Administrator, RSUs subject to restriction will be forfeited upon termination of employment during any applicable restriction period.

Performance shares and performance units will provide for the future issuance of shares of Common Stock or payment of cash, respectively, to the recipient upon the attainment of performance objectives over specified performance periods. Except as otherwise determined by the LTIP Administrator, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period. Performance objectives may vary from person to person and grant to grant and will be based upon such performance criteria as the LTIP Administrator may deem appropriate. The LTIP Administrator may revise performance objectives if significant events occur during the performance period which the LTIP Administrator expects to have a substantial effect on such objectives.

The LTIP Administrator may also grant dividend equivalent rights and it is authorized, subject to limitations under applicable law, to grant such other Awards as may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the LTIP Administrator to be consistent with the purposes of the Long Term Incentive Plan.

Nontransferability

Unless otherwise set forth by the LTIP Administrator in an award agreement, Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

Change in Control

In the event of a change in control (as defined in the Long Term Incentive Plan), unless otherwise provided by the LTIP Administrator at the time of the Award grant, each outstanding Award shall either be assumed by the successor company or parent thereof or to be replaced with comparable awards with respect to capital stock of the successor company or parent thereof, such comparability to be determined by the Compensation Committee, or if an Award is not so assumed or replaced, then such outstanding Award shall become fully exercisable at the time of the change in control, and all restrictions or limitations (including risks of forfeiture and deferrals) on such outstanding Award shall lapse, and all performance criteria and other conditions to payment of such Award shall be deemed to be achieved or fulfilled at target (if applicable) and shall be waived by the Company at the time of the change in control.

Capital Structure Changes

If the LTIP Administrator determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Long Term Incentive Plan, then the LTIP Administrator shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares that may thereafter be issued under the Long Term Incentive Plan, (ii) the number and kind of shares, other securities or other consideration to be issued or become issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. Under such circumstances, the LTIP Administrator also has the authority to provide for a distribution of cash or property in respect of any Award.

Amendment and Termination

The Long Term Incentive Plan may be amended, altered, suspended or terminated by the Board at any time, in whole or in part, without the consent of stockholders or plan participants. However, any amendment for which stockholder approval is required under the rules of any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted will not be effective until such stockholder approval has been obtained. In addition, no amendment, suspension, or termination of the Long Term Incentive Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. The LTIP Administrator may waive any conditions or rights, amend any terms, or amend, suspend or terminate, any Award granted, provided that, without participant consent, such amendment, suspension or termination may not materially and adversely affect the rights of such participant under any Award previously granted to him or her.

Effective Date and Term

The Long Term Incentive Plan became effective on July 21, 2010, the date of approval by our stockholders, and it was amended in May 2014, May 2016, May 2017 and May 2019. Unless earlier terminated or extended, the Long Term Incentive Plan, as proposed to be amended and restated, will expire on April 1, 2029 (unless sooner terminated by the Board), and no further awards may be granted thereunder after such date.

U.S. Federal Income Tax Consequences Associated with the Long Term Incentive Plan

The following is a summary of the federal income tax consequences of the Long Term Incentive Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws. This information is not and should not be considered tax advice. The Company assumes no liability whatever for any taxes, fees, penalties, investment losses, or other damages incurred by participants in the Long Term Incentive Plan who rely on this information. Participants are strongly urged to consult with their tax advisors.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient, and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company or a subsidiary that employs the participant will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO, and no deduction will be available to the Company or a subsidiary that employs the participant, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Long Term Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Long Term Incentive Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company or a subsidiary that employs the participant will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares of Common Stock, and thus, no gain or loss will be recognized with respect to such previously owned shares of Common Stock upon such exercise. The amount of any built-in gain on the previously owned shares of Common Stock generally will not be recognized until the new shares of Common Stock acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted shares of Common Stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are no longer subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the shares of Common Stock at the time the shares of Common Stock vest, less the amount, if any, paid for the shares of Common Stock. This amount is generally deductible for federal income tax purposes by the Company or a subsidiary that employs the participant. Dividends paid with respect to shares of Common Stock that are not vested will be ordinary compensation income to the participant (and generally deductible by the Company or a subsidiary that employs the participant). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares of Common Stock vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares of Common Stock vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company or a subsidiary that employs the participant will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company or a subsidiary that employs the participant. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs, RSUs and Other Awards

With respect to SARs, RSUs, performance shares, performance units, dividend equivalents and other Awards under the Long Term Incentive Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Long Term Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary that employs the participant.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements associated with Awards under the Long Term Incentive Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not modified in any material respect on or after such date.

New Plan Benefits

Name and Position	Number of shares subject to stock awards
James Neal, Chief Executive Officer	—
Thomas Burns, Senior Vice President, Finance and Chief Financial Officer	—
All Current Executive Officers as a Group	—
All Current Non-Executive Directors as a Group	(1)
All Current and Former Employees as a Group (including all current non-executive officers)	—
All Nominees for Director	—
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current and Former 5% Holder or Future 5% Recipient	—

(1)	Each non-employee director is entitled to receive an annual option grant valued at $100,000 using the Black-Scholes Model in accordance with the non-employee director compensation policy.

Awards granted under the Long Term Incentive Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Long Term Incentive Plan, and our Board and our Compensation Committee have not granted any awards under the Long Term Incentive Plan subject to stockholder approval of this Proposal 2. Each non-employee director is entitled to receive an annual option grant valued at $100,000 using the Black-Scholes Model in accordance with the non-employee director compensation policy. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees and non-employee directors under the amended Long Term Incentive Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees and non-employee directors for fiscal year 2021 if the Amendment had been in effect, are not determinable.

Long Term Incentive Plan Benefits

The following table shows, for each of the individuals and the various groups indicated, the number of stock options and restricted stock units underlying shares of our Common Stock that have been granted (even if not currently outstanding) under the Long Term Incentive Plan since its amendment and restatement on May 16, 2019 through March 21, 2022.

Long Term Incentive Plan

Name and Position	Number of shares subject to stock awards
James Neal, Chief Executive Officer	186,468
Thomas Burns, Senior Vice President, Finance and Chief Financial Officer	70,055
All Current Executive Officers as a Group	256,523
All Current Non-Executive Directors as a Group	132,734
All Current and Former Employees as a Group (including all current non-executive officers)	403,100
All Nominees for Director	—
Each Associate of any Director, Executive Officer or Nominee	—
Each Other Current and Former 5% Holder or Future 5% Recipient	—

Recommendation

The recommendation to amend the 2010 Long Term Incentive Plan is being submitted to the stockholders at the annual meeting. The Board unanimously recommends voting “FOR” approval. Approval of the Amendment requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting on the proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:(1)	1,911,177	$20.64	398,167	(2)
Equity compensation plans not approved by security holders:	—	—	—

Total	1,911,177	$20.64	398,167

(1)	Includes securities issuable under the Long Term Incentive Plan and the 2015 Employee Stock Purchase Plan (the “ESPP”).
(2)	Includes (i) 161,140 shares of Common Stock available for issuance under our Long Term Incentive Plan and (ii) 237,027 shares of Common Stock available for issuance under our ESPP.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and has directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

We have been informed by Deloitte & Touche LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in XOMA or our affiliates.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of XOMA and our stockholders.

Recommendation

The recommendation to ratify the appointment of Deloitte & Touche LLP is being submitted to the stockholders at the annual meeting. The Board recommends voting “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions will have the same effect as voting against the resolution.

Fees Billed by Deloitte & Touche LLP during 2020 and 2021

The total fees paid to Deloitte & Touche LLP, our current independent registered public accounting firm, for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	$710,040	$630,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,895	—

Total Fees	$711,935	$630,500

(1)

Audit Fees include the audit of annual financial statements included in the Annual Report on Form 10-K, reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comfort letters.

(2)	All Other Fees include fees for a technical research tool subscription service.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent accountants. Pre-approval generally is provided for up to one year, is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent accountants are likely to provide the most effective and efficient service based on their familiarity with the Company, and whether the services could enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee has delegated pre-approval authority to its Chair, who must report any decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of all audit and other services provided by Deloitte & Touche LLP, our current independent registered public accounting firm, in 2020 and 2021.

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding all stockholders known by the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding shares of Common Stock and regarding each director, each of our named executive officers (“named executive officers”) and all directors and executive officers as a group, together with the approximate percentages of issued and outstanding shares of Common Stock owned by each of them. Percentages are calculated based upon shares issued and outstanding plus shares that the holder has the right to acquire under stock options, warrants exercisable and restricted stock units releasable within 60 days from February 15, 2022. The percentages in the table below are based on an aggregate of 11,319,124 shares of Common Stock issued and outstanding as of February 15, 2022. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, amounts are as of February 15, 2022, and each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned, subject to community property laws where applicable. An individual’s presence on this or any other table presented herein is not intended to be reflective of such person’s status as a “reporting person” under Section 16(a) of the Exchange Act. The address for each director and executive officer listed in the table below is c/o XOMA Corporation, 2200 Powell Street, Suite 310, Emeryville, California 94608.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (%)
5% Stockholders:
BVF Inc.(1)	3,530,543	31.2%
FMR LLC(2)	887,522	7.8%
Named Executive Officers and Directors:
James Neal(3)	745,015	6.6%
Thomas Burns(4)	247,426	2.2%
Matthew D. Perry(5)	50,643	*
W. Denman Van Ness(6)	43,414	*
Jack L. Wyszomierski(7)	47,412	*
Joseph M. Limber(8)	47,737	*
Barbara A. Kosacz(9)	38,549	*
Natasha Hernday(10)	11,981	*
Heather L. Franklin(11)	6,144	*
All directors and current executive officers as a group as of the record date (9 persons)	1,238,321	10.9%

*	Indicates less than 1%.
(1)

Based on the Form 4 filed May 21, 2021, as of that date, BVF Inc. and its related entities beneficially held 3,530,543 shares of Common Stock, which excludes 5,003,000 shares of Common Stock issuable upon conversion of Series X preferred stock. BVF Partners L.P., or Partners, is the general partner of BVF, and Biotechnology Value Fund II, L.P., or BVF II, is the investment manager of Biotechnology Value Trading Fund OS LP, or Trading Fund OS, and the sole member of BVF Partners OS Ltd., or Partners OS. BVF Inc. is the general partner of Partners, and Mark N. Lampert is the sole officer and director of BVF Inc. Partners OS disclaims beneficial ownership of the shares of Common Stock beneficially owned by Trading Fund OS. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of Common Stock beneficially owned by BVF, BVF II, Trading Fund OS, and certain Partners management accounts. Series X preferred stock shall not be converted if, after such conversion, its holding group would beneficially own more than 50% of the number of shares of Common Stock then issued and outstanding. The address of the principal business and office of BVF Inc. and its affiliates is 44 Montgomery Street, 40th Floor, San Francisco, California 94104.

(2)

Based on the Schedule 13G filed February 9, 2022 by FMR LLC (“FMR LLC”) and Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR LLC. FMR LLC has the sole power to dispose or direct the disposition of an aggregate of 887,522 shares of Common Stock. Ms. Johnson has the sole power to dispose or direct the disposition of an aggregate of 887,522 shares of Common Stock. Fidelity Management & Research Company LLC, a wholly owned subsidiary of FMR LLC (“FMR Co.”) beneficially owns the shares of Common Stock held by certain of FMR LLC’s subsidiaries and affiliates. FMR Co. beneficially owns 5% or greater of our Common Stock. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority. The address of the principal business and office of FMR LLC, FMR Co. and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(3)

Includes 727,633 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022, and 5,560 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.

(4)

Includes 236,522 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after February 15, 2022, and 4,349 shares of Common Stock that have been deposited pursuant to the Company’s Deferred Savings Plan.

(5)	Includes 38,844 shares of Common Stock issuable upon the exercise of options exercisable as of 60 days after February 15, 2022.
(6)	Includes 27,771 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022.
(7)	Includes 40,947 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022.
(8)	Includes 41,527 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022.
(9)	Includes 38,549 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022.
(10)	Includes 11,981 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022.
(11)	Includes 6,144 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after February 15, 2022.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain summary information for the years indicated concerning the compensation earned by the named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
James Neal	2021	$593,166	$2,633,242	$ 260,993	$ 23,394	$3,510,795
Chief Executive Officer	2020	$533,527	$ 951,201	$ 187,802	$ 21,232	$1,693,762
Thomas Burns	2021	$397,753	$ 599,719	$ 127,281	$ 10,955	$1,135,708
Senior Vice President, Finance and Chief Financial Officer	2020	$386,168	$ 316,109	$ 98,861	$ 10,351	$ 811,489

(1)

The amounts in this column do not reflect compensation actually received by the named executive officers but represent the aggregate grant date fair value for option awards calculated in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 8, 2022 regarding assumptions underlying valuation of equity awards.

(2)	Amounts for 2021 in this column include:

Mr. Neal—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amount of 594 shares; and (b) group term life insurance premiums in the amount of $10,394.

Mr. Burns—(a) Company shares of Common Stock contributed to an account under the Company’s Deferred Savings Plan in the amounts of 445 shares; and (b) group term life insurance premiums in the amount of $1,205.

Outstanding Equity Awards as of December 31, 2021

The following table provides information as of December 31, 2021, regarding unexercised options held by each of our named executive officers.

	Option Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
James R. Neal
	7/19/2012	2,288	—	$70.60	7/19/2022
	2/28/2013	1,179	—	$54.30	2/28/2023
	2/27/2014	2,250	—	$178.20	2/27/2024
	2/26/2015	3,625	—	$76.60	2/26/2025
	2/10/2017	93,750	—	$4.03	2/10/2027
	2/10/2017	156,250	—	$4.03	2/10/2027
	2/10/2017	31,250	—	$4.03	2/10/2027
	2/10/2017	31,250	—	$4.03	2/10/2027
	2/10/2017	243,056	—	$4.03	2/10/2027
	2/14/2018	30,000	—	$27.41	2/14/2028
	2/13/2019	56,667	3,333	$14.33	2/13/2029
	3/13/2020	38,617	27,583	$18.84	3/13/2030
	2/17/2021	16,741	43,527	$38.93	2/17/2031
	12/21/2021	—	60,000	$22.56	12/21/2031
Thomas M. Burns
	2/9/2012	800	—	$31.80	2/9/2022
	2/28/2013	435	—	$54.30	2/28/2023
	2/27/2014	652	—	$178.20	2/27/2024
	6/16/2014	4,350	—	$93.20	6/16/2024
	2/26/2015	1,537	—	$76.60	2/26/2025
	4/3/2015	250	—	$70.00	4/3/2025
	12/22/2016	24,000	—	$5.50	12/22/2026
	2/10/2017	30,000	—	$4.03	2/10/2027
	2/10/2017	7,000	—	$4.03	2/10/2027
	2/10/2017	10,000	—	$4.03	2/10/2027
	2/10/2017	10,000	—	$4.03	2/10/2027
	2/10/2017	77,778	—	$4.03	2/10/2027
	2/14/2018	25,000	—	$27.41	2/14/2028
	2/13/2019	21,722	1,278	$14.33	2/13/2029
	3/13/2020	12,833	9,167	$18.84	3/13/2030
	2/17/2021	5,571	14,484	$38.93	2/17/2031

(1)	Option awards vest in equal monthly installments over 36 months measured from the date of grant.

Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our named executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. The 2021 annual base salary of Mr. Burns was determined and approved by the Compensation Committee in February 2021. The annual base salary of Mr. Neal was recommended by the Compensation Committee and approved by the Board. The 2021 base salaries were as follows:

Name and Principal Position	2021 Base Salary ($)
James Neal	$586,880	*
Thomas Burns	$397,753

*	Effective December 15, 2021, Mr. Neal’s base salary was increased to $725,000 pursuant to his Amended and Restated Employment Agreement.

2021 Cash Bonus Plan

In February 2021, the Board approved the 2021 Cash Bonus Plan for the 2021 fiscal year and approved target bonus opportunities for Messrs. Neal and Burns pursuant to the Company’s corporate achievement goals plan as follows:

Name and Principal Position	Target Bonus (as a % of FY21 Base Salary)
James Neal	55%
Thomas Burns	40%

The amount of cash bonus actually paid to Mr. Neal, as disclosed in the Summary Compensation Table above, was based on both his individual performance and on the Company meeting the 2021 corporate objectives previously approved by the Board. The amount of cash actually paid to Mr. Burns was based on the Company meeting the 2021 corporate objectives previously approved by the Board.

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

Each of our named executive officers currently holds stock options under our Plan, that were granted subject to the general terms thereof and the applicable forms of stock option agreement thereunder. The specific vesting terms of each named executive officer’s stock options are described above under “Outstanding Equity Awards as of December 31, 2021.”

We currently grant all equity awards pursuant to the Long Term Incentive Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our Common Stock on the date of the grant, and generally vest on a monthly basis over 36 months, subject to the continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described below under “Certain Other Payments upon a Change of Control.” Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death.

In February 2021, Mr. Neal and Mr. Burns were granted stock options to purchase 60,268 shares and 20,055 shares of Common Stock, respectively, under our Plan, which vest monthly over three years. In December 2021, Mr. Neal was also granted stock options to purchase 60,000 shares of Common Stock under our Plan. In February 2022, Mr. Burns was granted stock options to purchase 28,000 shares of Common Stock under our Plan, which vest monthly over three years.

Employment Terms

We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “Employment Contracts and Termination of Employment and Change of Control Arrangements” below.

Pension Benefits

None of our named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

None of our named executive officers is covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Employment Contracts and Termination of Employment and Change of Control Arrangements

The Company entered into an employment agreement with Mr. Neal, dated as of October 29, 2015, that provided for his employment as Senior Vice President, Chief Operating Officer at a salary of not less than $400,000 per year. Mr. Neal was promoted to the position of Chief Executive Officer effective December 21, 2016 and his base salary for fiscal year 2021 was $586,880.

On December 15, 2021, the Company entered into an amended and restated employment agreement with Mr. Neal. Pursuant to the employment agreement, Mr. Neal will remain the Company’s Chief Executive Officer until the earlier of (i) December 31, 2022 or (ii) the date that the Company hires a new Chief Executive Officer (the “Termination Date”), and will receive an annual base salary of $725,000, effective as of December 15, 2021, and starting on January 1, 2022, a bonus equal to 60% of his annual base salary. The employment also provides for the grant of a stock option to purchase 60,000 shares of Common Stock pursuant to the Long Term Incentive Plan. Pursuant to the employment agreement, if Mr. Neal’s employment is terminated by the Company without cause or if he resigns for good reason prior to the Termination Date, Mr. Neal will be entitled to a continuity incentive in the amount of $1,160,000; furthermore, if Mr. Neal’s employment is terminated by the Company without cause or if he resigns for good reason prior to September 30, 2022, his continuity payment will be increased to include the amount of salary and bonus he would have received had he remained employed through September 30, 2022. This continuity incentive will be paid in equal monthly installments over a twelve (12) month period, starting in January 2023, less deductions and withholdings.

The Company entered into an employment agreement with Mr. Burns, dated as of April 3, 2015, that provided for his employment as Vice President, Finance and Chief Financial Officer at a salary of not less than $285,000 per year. His base salary is currently set at $417,641.

On August 7, 2017, the Company entered into an amended and restated employment agreement with Mr. Burns. Among other things, his employment agreement provides for Mr. Burns’ continued employment as Chief Financial Officer of the Company. Under his employment agreement, Mr. Burns continues to be entitled to participate in any benefit plan for which key executives of the Company are eligible. Upon Mr. Burns’ involuntary termination of employment by the Company without cause and executing a release of claims in favor of the Company, his termination of employment due to his death or permanent disability, or upon his resignation for good reason, his employment agreement provides that Mr. Burns will be entitled to (i) a severance payment equal to 75% of his then-current annual base salary; (ii) a severance payment equal to the pro-rated portion of his then-current target bonus; (iii) payment of any earned but unpaid bonus for the prior performance period; (iv) if elected, the full cost of continuation coverage under the Company’s group health plans for a period of nine months or a cash payment in lieu of such continuation coverage; and (iv) outplacement services for nine months not to exceed $15,000 in value. Pursuant to his employment agreement, all payments and benefits to Mr. Burns thereunder are subject to his compliance with the confidentiality and non-competition provisions thereof.

On April 4, 2022, the Company entered into a letter agreement with Mr. Burns that amends and supplements his amended and restated employment agreement. Pursuant to such amendment, in the event Mr. Burns remains employed by the Company for a twelve (12)-month period following the first day of employment of the Company’s new Chief Executive Officer (the “Eligibility Date”), he will be deemed “retirement eligible” for purposes of his equity awards under the terms of his equity award agreements. Conditioned on his execution of a release in favor of the Company, Mr. Burns will also receive this benefit if his employment is terminated by the Company without Cause (as defined in his employment agreement), or if he resigns for Good Reason (as defined in his employment agreement), before the Eligibility Date.

In addition, in accordance with a Retention and Severance Plan established by the Company in March 2022 applicable to all of the Company’s current employees, Mr. Burns will be eligible to receive a cash retention bonus if employed through each of two periods: (1) the three-month anniversary of the Eligibility Date (the “Initial Period”) and (2) the nine-month period immediately following the Initial Period (the “Extended Period”). The cash bonus tied to each of the Initial Period and Extended Period will be equal to 25% of Mr. Burns’ base salary earned during such Initial Period or Extended Period, respectively. In the event Mr. Burns is terminated by the Company without Cause (as defined in such plan) or resigns for Good Reason (as defined in such plan) during the Initial Period or during the Extended Period, Mr. Burns will remain eligible to receive the retention bonus for such Initial Period or Extended Period, respectively.

Certain Other Payments upon a Change of Control

Named Executive Officers. Each of our named executive officers has entered into a change of control severance agreement. Under each change of control agreement, if the executive officer’s employment is involuntarily terminated by the Company without cause or if the executive officer resigns with good reason, in either case, within two months prior to signing an agreement for a change of control or within 24 months after a change of control, then the Company may be required to make certain payments and/or provide certain benefits to certain executive officers, as described below.

Change of Control. Under each change of control agreement, a “change of control” is defined as the occurrence of any of the following events: (i) a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any other reorganization or business combination in which 50% or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions; (iv) any approval by the stockholders of the Company of a plan of complete liquidation of the Company; (v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; or (vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are incumbent directors.

Vesting of Options. If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 12 months after a change of control, the exercisability of all time-based equity awards granted to such executive officer by the Company shall automatically be accelerated so that all such options may be exercised immediately upon such involuntary termination for any or all of the shares subject thereto and the post-termination exercise period shall be extended to 60 months or the remainder of the maximum term of the options (or such shorter period of time to avoid the application of Section 409A of the Code). Additionally, if a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 12 months after a change of control, the exercisability of a pro-rated number of performance awards held by such executive officer shall be accelerated, based on the number of days that have elapsed during the performance period and the deemed level of achievement of the performance goals as determined by the Board. The awards shall continue to be subject to all other terms and conditions of the Company’s option plans and the applicable option agreements between the employee and the Company.

Outplacement Program. If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 24 months after a change of control, the named executive officer will immediately become entitled to participate in a twelve-month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed $15,000.

Cash Severance. If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or within 12 months after a change of control, then the executive officer shall be entitled to receive a cash severance payment equal to the sum of (A) an amount equal to 1.5 times (or, in the case of the Chief Executive Officer, two times) the executive officer’s annual base salary as in effect immediately prior to the involuntary termination plus (B) an amount equal to 1.5 times (or, in the case of the Chief Executive Officer, two times) the named executive officer’s target bonus as in effect for the fiscal year in which the involuntary termination occurs.

Health and Other Benefits. If a named executive officer’s employment is involuntarily terminated within two months prior to signing an agreement for a change of control or 12 months after a change of control, then for a period of 18 months (or, in the case of the chief executive officer, 24 months) following such termination, the Company shall make available and pay for the full cost of the coverage (plus an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the executive officer and his or her spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the executive officer or such covered dependents on the date immediately preceding the date of his or her termination, provided that, in each case, the executive officer elects such continuation coverage, or, if necessary for the Company to avoid a tax penalty, a cash payment in lieu of such continuation coverage

The change of control agreements provide that the legacy “golden parachute” excise tax gross-up provision, pursuant to which the Company will make a gross-up payment necessary to fully satisfy any excise taxes on the executive officer as a result of payments under the change of control agreement or otherwise, expired on February 10, 2019, and have been replaced with a “better after-tax” provision, pursuant to which payments to the executive officer are either reduced or paid in full, whichever results in a greater economic benefit to the executive officer (after calculation of all taxes on such payments).

DIRECTOR COMPENSATION

The primary objectives of the Company’s director compensation program are to enable the Company to attract, motivate and retain outstanding individuals and align their success with that of the Company’s stockholders through the creation of stockholder value. We attract and retain directors by benchmarking against companies in our industry of similar size to ensure that our director compensation packages remain competitive. The different elements of director compensation are considered in light of the compensation packages provided to similarly-situated directors at peer companies.

The Nominating & Governance Committee has retained the services of Compensia to assist in evaluating the Company’s director compensation program against the relevant market. At the direction of the Nominating & Governance Committee, management created a survey (the “Director Compensation Survey”) which compared the Company’s director pay levels to those of a peer group of 22 companies as reported in its Comparator Group Executive Compensation Data report. The benchmarking process for director compensation used by the Nominating & Governance Committee based on the Director Compensation Survey is substantially similar to the process used by the Compensation Committee for evaluating executive compensation.

Director Compensation Policy

During 2021, each non-employee director was entitled to receive an annual retainer of $40,000, plus an additional (1) $20,000, in the case of the Chair of the Audit Committee, (2) $9,000, in the case of any other member of the Audit Committee, (3) $15,000, in the case of the Chair of the Compensation Committee, (4) $7,500, in the case of any other member of the Compensation Committee, (5) $12,000, in the case of the Chair of the Nominating & Governance Committee, (6) $6,000, in the case of any other member of the Nominating & Governance Committee and (7) $40,000, in the case of the Board Chair. The Company’s directors do not receive meeting fees.

Each non-employee director whose service continues is entitled to receive an annual option grant valued at $100,000 that vests monthly over one year. Each new non-employee director is entitled to receive an initial option grant valued at $250,000 that vests monthly over three years and a pro-rata portion of the annual option grant that vests monthly from grant date until the next annual grant.

Directors who are employees of the Company are neither paid any fees or other remuneration nor awarded stock options, restricted stock awards or shares of Common Stock of the Company for services as members of the Board.

The maximum number of shares subject to stock awards that may be granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, may not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of the stock awards for financial reporting purposes).

Director Compensation Table

The table below sets forth the 2021 compensation for members of the Board at any time during 2021. Mr. Neal, the Company’s Chief Executive Officer, is not listed in this table because he received no additional compensation for his services as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
W. Denman Van Ness	$102,500	$100,029	$202,529
Jack L. Wyszomierski	$70,000	$100,029	$170,029
Joseph M. Limber	$60,000	$100,029	$160,029
Matthew Perry	$47,500	$100,029	$147,529
Barbara Kosacz	$52,000	$100,029	$152,029
Natasha Hernday	$47,778	$100,029	$147,807
Heather L. Franklin	$18,148	$328,913	$347,061

(1)

The option amounts represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718. See Note 10 of the consolidated financial statements in the 2021 Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 8, 2022 regarding assumptions underlying valuation of equity awards. As of December 31, 2021, the aggregate number of options outstanding for each non-employee director were as follows: Mr. Van Ness: 28,621, Mr. Wyszomierski: 41,797, Mr. Limber: 42,377, Ms. Kosacz: 39,399, Mr. Perry: 39,694, Ms. Hernday: 18,352 and Ms. Franklin: 17,282.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2020 in which (i) we have been a participant, (ii) the amount involved exceeded or will exceed $120,000, and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household, had or will have a direct or indirect material interest. Each such transaction is subject to review and pre-approval by the Audit Committee.

In December 2020, the Company issued and sold an aggregate of 984,000 shares of its 8.625% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) in a public offering at a price to the public of $25.00 per share. Mr. Perry, one of our directors, purchased 200,000 shares of the Series A Preferred Stock in the public offering at the public offering price of $25.00 per share for an aggregate amount of $5.0 million. The spouse of James Neal, our Chief Executive Officer and Board Chair, purchased 8,000 shares of the Series A Preferred Stock in the public offering at the public offering price of $25.00 per share for an aggregate amount of $200,000.

In April 2021, the Company issued and sold an aggregate of 1,600,000 depositary shares, each representing a 1/1000th fractional interest in a share of the Company’s 8.375% Series B Cumulative Perpetual Preferred Stock (the “Series B Depositary Shares”) in a public offering at a price to the public of $25.00 per depositary share. The spouse of James Neal, our Chief Executive Officer and Board Chair, purchased 8,000 shares of the Series B Depositary Shares in the public offering at the public offering price of $25.00 per depositary share for an aggregate amount of $200,000.

Procedures for Approval of Related Party Transactions

Our Board reviews the relationships that each director has with the Company and shall endeavor to have a majority of directors that are “independent directors” as defined by the SEC and Nasdaq rules. As part of the review process, the Company distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers and legal counsel reviews the responses to these questionnaires and reports any related party transactions to the Audit Committee. We may enter into arrangements in the ordinary course of our business that involve the Company’s receiving or providing goods or services on a non-exclusive basis and at arm’s length negotiated rates or in accordance with regulated price schedules with corporations and other organizations in which a Company director, executive officer or nominee for director may also be a director, trustee or investor, or have some other direct or indirect relationship.

Our Code of Ethics requires all directors, officers and employees to avoid any situation that involves an actual or potential conflict of interest with the Company’s objectives and best interests. Employees are encouraged to direct any questions regarding conflicts of interest to the Company’s Chief Financial Officer or legal department. All related party transactions involving the Company’s directors or executive officers or members of their immediate families must be reviewed and approved in writing in advance by the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are XOMA stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or XOMA. Direct your written request to the Company’s principal office, at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary or your telephonic request to (510) 204-7482. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board does not know of any matters to be presented at this annual meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

It is important that your shares of Common Stock be represented at the meeting, regardless of the number of shares of Common Stock you hold. You are, therefore, urged to promptly vote your proxy by accessing the internet, by calling the toll-free telephone number as instructed in the Notice, or if you have elected to receive a paper copy of the proxy materials, by completing, signing and returning the proxy card that is provided.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

A stockholder who intends to present a proposal at the 2023 meeting of stockholders must submit such proposal to the Company by December 8, 2022 for inclusion in the Company’s 2023 proxy statement and proxy card relating to such meeting. The proposal must be mailed to the Company’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act. A stockholder who intends to submit a proposal that is not to be included in next year’s proxy materials, but that may be considered at the annual meeting of stockholders to be held in 2023, must do so in writing following the above instructions not earlier than the close of business on January 22, 2023 and not later than the close of business on February 21, 2023. We advise you to review our By-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event our annual meeting for 2023 is held more than 30 days before or 60 days after May 18, 2023. The section titled “Nominating & Governance Committee” in this proxy statement provides additional information on the director nomination process.

For all other stockholder communications with the Board or a particular director, a stockholder may send a letter to the Company’s principal office at 2200 Powell Street, Suite 310, Emeryville, California 94608, Attention: Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual director or directors.

By Order of the Board,

Thomas Burns
Senior Vice President, Finance and Chief Financial Officer

April 7, 2022

Emeryville, California

APPENDIX A

XOMA CORPORATION

AMENDED AND RESTATED

2010 LONG TERM INCENTIVE AND STOCK AWARD PLAN

(as amended through February 23, 2022)

1.	Purposes.

The purposes of the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan are to advance the interests of XOMA Corporation and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.	Definitions.

For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under this Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Stock-Based Award granted to an Eligible Person under this Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) a merger, consolidation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions;

(iv) any approval by the stockholders of the Company of a plan of complete liquidation of the Company;

(v) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or

(vi) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(h) “Committee” means the Compensation Committee of the Board, or such other Board committee or committees (which may include the entire Board) as may be designated by the Board to administer all or any portion of this Plan; provided , however , that, unless otherwise determined by the Board, a Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable; provided, further, that the mere fact that a Committee shall fail to qualify under the foregoing requirement shall not invalidate any Award made by such Committee which Award is otherwise validly made under this Plan. Different Committees may administer this Plan with respect to different groups of Eligible Persons. As used herein, the singular “Committee” shall include the plural “Committees” if applicable, except where the context requires otherwise.

(i) “Company” means XOMA Corporation, a Delaware corporation, or any successor company.

(j) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(k) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(l) “Effective Date” means July 21, 2010.

(m) “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee or consultant first performs such services.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(o) “Fair Market Value” means:

(i) if the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the fair market value shall be the closing selling price per Share on the date in question, as such price is reported on The NASDAQ Global Market or any successor system; provided that if there is no reported closing selling price for Shares on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value;

(ii) if the Shares are at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per Share on the date in question on the stock exchange determined by the Committee to be the primary market for the Shares, as such price is officially quoted on such exchange; provided that if there is no reported sale of Shares on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; or

(iii) if the Shares are at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or if the Committee determines that the value as determined pursuant to subsection (i) or (ii) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate, including one or more independent professional appraisals.

(p) “Incumbent Directors” means directors who (i) are directors of the Company as of the date hereof, (ii) are elected, or nominated for election, to the Board with the affirmative votes of the directors of the Company as of the date hereof, or (iii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) through (v) of the definition of Change in Control or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(q) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r) “NQSO” means any Option that is not an ISO.

(s) “Option” means a right, granted under Section 5(b), to purchase Shares.

(t) “Other Stock-Based Award” means a right, granted under Section 5(h) that relates to or is valued by reference to Shares.

(u) “Participant” means an Eligible Person who has been granted an Award under this Plan.

(v) “Performance Period” shall have the meaning set forth in Section 5(f)(i).

(w) “Performance Share” means a performance share granted under Section 5(f).

(x) “Performance Unit” means a performance unit granted under Section 5(f).

(y) “Plan” means this XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan.

(z) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(cc) “SAR” or “Stock Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(dd) “Shares” means shares of common stock of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(ee) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in the chain.

(ff) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. In the event that a Participant who is an employee of the Company, a Subsidiary or an Affiliate becomes a Director or a consultant to the Company, a Subsidiary or an Affiliate upon the Participant’s termination of employment, unless otherwise determined by the Committee in its sole discretion, no Termination of Service shall be deemed to occur until such time as such Participant is no longer an employee of, or consultant to, the Company, a Subsidiary or an Affiliate or a Director, as the case may be. If a Participant who is a Director becomes an employee of, or a consultant to, the Company, a Subsidiary or an Affiliate upon such Participant ceasing to be a Director, unless otherwise determined by the Committee in its sole discretion, such termination of the Participant’s directorship shall not be treated as a Termination of Service unless and until the Participant’s employment or consultancy, as the case may be, terminates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

3.	Administration.

(a) Authority of the Committee. This Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under this Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, provided that such deferral shall be intended to be in compliance with Section 409A of the Code;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in this Plan and to construe and interpret this Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with this Plan;

(xii) to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

(b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under this Plan. Any action of the Committee with respect to this Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under this Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of this Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to this Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) No Option or SAR Repricing Without Stockholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain anti-dilution adjustments, unless the approval of stockholders of the Company is obtained, (i) Options and SARs shall not be amended to lower their exercise price, (ii) Options and SARs will not be exchanged for other Options or SARs with lower exercise prices, (iii) Options and SARs with an exercise price in excess of the Fair Market Value of the underlying Shares will not be exchanged for cash or other property and (iii) no other action shall be taken with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which the Shares are listed.

(e) Limitation on Committee’s Authority under 409A. Anything in this Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

4.	Shares Subject to this Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under this Plan shall be (i) 3,304,062 plus (ii) the number of Shares subject to awards granted prior to the Effective Date of this Plan under the Company’s 1981 Share Option Plan, its Restricted Share Plan or its 1992 Directors Share Option Plan (the “Prior Plans”) which awards are, after the Effective Date, forfeited, canceled, surrendered or otherwise terminated without a distribution of Shares to the holder of the award; provided , however , that, subject to adjustment as provided in Section 4(c) hereof, no more than 3,304,062 Shares may be issued as ISOs under this Plan; and, provided , further , that for each Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Other Stock-Based Award issued, such total number of available Shares shall be reduced by 1.08 Shares. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under this Plan, exceeds the number of Shares reserved under the applicable provisions of the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under this Plan with respect to such Award shall, to the extent of any such forfeiture, repurchase, settlement, termination, cancellation, exchange or surrender, again be available for Awards under this Plan. Further, for each share underlying an Award that was granted under this Plan and is a Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent or Other Stock-Based Award and for each share underlying an award other than an option or stock appreciation right that was granted under a Prior Plan, in each case, that is forfeited, cancelled, terminated, exchanged or surrendered, such forfeiture, cancellation, termination, exchange or surrender will result in the addition of 1.08 shares to the share reserve of this Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised. If any shares subject to an Award are not delivered to a participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), the number of shares that are not delivered to the participant shall not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company pursuant to the exercise of an option or SAR or as consideration for the exercise of an option or SAR, and any shares withheld or reacquired by the Company in satisfaction of the Company’s tax withholding obligation on an Award shall not again become available for issuance under the Plan.

(b) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under this Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (w) the number and kind of shares which may thereafter be issued under this Plan, (x) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (y) the exercise price, grant price, or purchase price relating to any Award, or (ii) provide for a distribution of cash or property in respect of any Award; provided , however , in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise; provided , further , that no adjustment shall be made pursuant to this Section 4(c) that causes any Award that is not otherwise deferred compensation subject to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

(c) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

(d) Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such non-employee director, will not exceed $750,000 in total value, calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.

5.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of this Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs. The Committee is authorized to grant SARs (Stock Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares shall be repurchased by the Company for a nominal amount equal to their par value and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided , however , that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under this Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date, and subject to such conditions, as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Stock Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Stock Units relate, all Restricted Stock Units that are at that time subject to deferral or restriction shall be forfeited; provided, however , that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Stock Unit shall be either (A) paid with respect to such Restricted Stock Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units or other Awards, as the Committee shall determine.

(f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

(iv) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided , however , that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing at the time determined by the Committee.

(vi) Restriction on Dividends. No dividends or Dividend Equivalents shall be paid on any Performance Share or Performance Unit until such time (if ever) as the performance criteria associated therewith have been met.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that, unless otherwise determined by the Committee, Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under this Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under this Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under this Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to the provisions of Section 3(d) hereof prohibiting Option and SAR repricing without stockholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate, or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or, in the case of ISOs, such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any such deferral shall be intended to be in compliance with Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

(d) Nontransferability. Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative, provided that Awards that are NQSOs may be transferred or assigned by the optionee to the optionee’s spouse or descendent (any such spouse or descendent, an “Immediate Family Member”) or a corporation, partnership, limited liability company or trust so long as all of the stockholders, partners, members or beneficiaries thereof, as the case may be, are either the optionee or the optionee’s Immediate Family Member, provided , further , that (i) there may be no consideration for any such transfer and (ii) subsequent transfers of the transferred NQSO will be prohibited other than by will or the laws of descent and distribution. An Eligible Person’s rights under this Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with this Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Affiliates.

7. Change in Control Provisions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change in Control, each outstanding Award shall either be assumed by the successor company or parent thereof or to be replaced with comparable awards with respect to capital stock of the successor company or parent thereof, such comparability to be determined by the Committee; provided, however, that notwithstanding the foregoing, if an outstanding Award is not so assumed or replaced, then (i) such outstanding Award pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change in Control, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on such outstanding Award subject to restrictions or limitations under this Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled at target (if applicable) and shall be waived by the Company at the time of the Change in Control.

8. General Provisions.

(a) Compliance with Legal and Trading Requirements. This Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under this Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under this Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither this Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under this Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Changes to this Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such stockholder approval is required under Section 422 of the Code; provided , however , that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of this Plan, any rules and regulations relating to this Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. This Plan became effective as of the Effective Date. This Plan shall terminate as to future awards on April 1, 2029 unless earlier terminated or extended by amendment.

(l) Section 409A. Awards under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(o) Change of Domicile. This Plan has been amended and restated to give effect to the Company’s change of its jurisdiction of incorporation from Bermuda to Delaware (the “Domestication”), effective December 31, 2011 (the “Domestication Effective Date”). To the extent that Shares are required to, or may, be issued pursuant to an Award, shares of common stock of XOMA Corporation, a Delaware corporation, will be issued upon exercise or payment of any such Award previously or hereafter granted under this Plan, including Awards that were outstanding prior to the Domestication Effective Date. Until surrendered and exchanged, each certificate delivered to a Participant pursuant to this Plan and evidencing outstanding Shares immediately prior to the Domestication Effective Date shall, for all purposes of this Plan and the Shares, continue to evidence the identical amount and number of outstanding Shares at and after the Domestication Effective Date. After the Domestication Effective Date, the Company may make such modifications in the certificates evidencing (and the form of) the Shares as it deems necessary to reflect the substance of the changes to this Plan relating to the Domestication, but no such modifications shall be necessary to reflect the substance thereof.

(p) Titles and Headings. The titles and headings of the sections in this Plan are for convenience of reference only. In the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

XOMA CORPORATION ATTN: THOMAS BURNS
2200 POWELL STREET, SUITE 310 EMERYVILLE, CA 94608
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XOMA CORPORATION
For
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All
All
Except
nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote
number(s) of the nominee(s) on the line below.
FOR ALL the nominees:
! ! ! 1. Election of Directors
Nominees:
01)
James R. Neal
05)
Matthew D. Perry
02)
W. Denman Van Ness
06)
Barbara Kosacz
03)
Joseph M. Limber
07)
Natasha Hernday
04)
Jack L. Wyszomierski
08)
Heather L. Franklin
The Board of Directors recommends you vote FOR the following proposals:
For
Against
Abstain
2.
To approve an amendment to the XOMA Corporation Amended and Restated 2010 Long Term Incentive and Stock Award Plan to
! ! !
increase the aggregate number of shares of common stock authorized for issuance thereunder by 275,000 shares; and
3. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting ! ! !
firm of XOMA for its fiscal year ending December 31, 2022.
NOTE: To transact such other business as may properly come before the annual meeting or any adjournment.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
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Date
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Date

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XOMA CORPORATION Annual Meeting of Stockholders May 18, 2022 9:00 AM PDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) James R. Neal and Thomas M. Burns, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of XOMA CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/XOMA2022 at 9:00 AM PDT on May 18, 2022 and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side